UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    March 20, 2008

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                            Results of Operations and Financial Condition.

Item 2.05                                            Costs Associated with Exit or Disposal Activities.

On March 20, 2008, we issued a press release reporting our financial results for our first quarter ended February 15, 2008.  A copy of the press release is set forth as Exhibit 99.1 and is incorporated by reference herein.

We also reported in the press release that we had begun a series of initiatives designed to reduce our operating expenses and improve our utilization rate.  Among these initiatives are the following:

•                  We are in the process of divesting or shutting down the majority of our Australian and New Zealand-based operations.  The divestiture of these operations is expected to be completed in the second quarter of fiscal 2008 and will result in an estimated charge to operating income of approximately $3 million.

•                  In the second quarter of fiscal 2008, we plan to close offices in Palo Alto, California and London, England as we consolidate those offices.  These office closings are expected to result in an estimated second-quarter fiscal 2008 charge of approximately $4.1 million.  We estimate that approximately $2.9 million of the total $4.1 million in office closing charges will result in future cash expenditures by us.

•                  On March 20, 2008, we completed an employee workforce reduction, which was designed to balance our workforce with market demand.  The employee workforce reduction will cost us approximately $2 million in employee separation costs in the second quarter of fiscal 2008.  We estimate that approximately $1.4 million of the total $2 million in employee separation costs will result in future cash expenditures by us.

Statements in this report concerning the future business, operating results, and financial condition of CRA International, Inc. (the “Company”) and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock options, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its recent acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, dependence on growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this report.

Item 9.01               Financial Statements and Exhibits.

(c)  Exhibits

Number	Title
99.1	March 20, 2008 press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: March 20, 2008	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and Chief Financial Officer

Exhibit Index

Number	Title
99.1	March 20, 2008 press release